UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 12, 2013 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, the Board of Directors accepted the resignations of Donald Fisher and Pierce McNally from their positions as members of the Board of Directors.  Management is unaware of any disagreements between Messrs. Fisher and McNally and management relating to the registrant’s operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to Messrs. Fisher and McNally and provided them with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether they agree with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which they do not agree.  The Company will file any letter received as an exhibit to an amended 8K.

On March 22, 2013, the Company appointed David Pomije to the Board of Directors.  There have been no transactions between Mr. Pomije and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  Mr. Pomije is the cousin of Richard Pomije, the Company’s Chairman of the Board.

SIGNATURES

Dated: March 22, 2013	DIGITALTOWN, INC By: /s/ Richard Pomije ____ Richard Pomije, Chairman